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           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549
                 ----------------------

                       FORM 8-K
                    CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


              Date of Report (Date of earliest
              Event reported):  June 24, 1998
                                ----------------

              Fruehauf Trailer Corporation
          ----------------------------------
  (Exact name ofregistrant as specified in its charter)


 Delaware                 1-10772               38-2863240
-------------            -----------           --------------
(State or other         (Commission           (I.R.S. Employer
jurisdiction of         File Number)          Identification No.)
incorporation)

   1111 Bayside Drive, Suite 160, Corona Del Mar, CA 92625
   -------------------------------------------------------
 (Address of principal executive offices)       (Zip code)

Registrant's telephone number, including area code: (714)644-9665
                                                  ---------------

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Item 5.  Other Events.
----------------------
    Fruehauf Trailer Corporation, a Delaware corporation (the "Corporation"), and certain of its subsidiaries filed a voluntary petition with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code (the "Code"), Case Number 96-1563 (PJW), on October 7, 1996.

    The First Amended Disclosure Statement, included herein as
Exhibit 99.1, has been prepared by Fruehauf Trailer Coporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, the Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc. and E.L. Devices, Inc. (collectively, the "Debtors," or, together with their non-debtor affiliates, the "Company") and describes the terms and provisions of the Debtors' First Amended Joint Plan of Reorganization dated June 24, 1998 (the "Plan"), included herein as Exhibit 99.2. Any term used in this Disclosure Statement that is not defined herein has the meaning ascribed to that term in the Plan.

   This Proposed Disclosure Statement has not been approved by the Bankruptcy Court for use in the solicitation of acceptances of the Plan disclosed pursuant to Section 1125(b) of the Bankruptcy Code. Accordingly, the filing and dissemination of this proposed Disclosure Statement is not intended, nor should it be construed, as such a solicitation, nor should the information contained herein be relied upon for any purpose prior to a determination by the Bankruptcy Court that the Proposed Disclosure Statement contains adequate information. Dissemination of this Prosposed Disclosure Statement is controlled by Bankruptcy Rule 3017.


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits
         -----------------------------------------

         ( c ) Exhibits.

               99.1 First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code with respect to the Debtors' First Amended Joint Plan of Reorganization dated June 24, 1998.

               99.2 Debtors' First Amended Plan of Reorganization dated June 24, 1998.

               99.3  Liquidating Trust Agreement dated as of June 24, 1998.

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                      SIGNATURE
                      ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FRUEHAUF TRAILER CORPORATION

Date:  June 24, 1998           By: /s/ James Wong
       ---------------              -------------------
                                     James Wong
                                     Chief Financial Officer
                                     (Duly Authorized Officer)

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